Exhibit 99.8

Instrument of Adoption and Assumption of Confirmatory Agreement

Between BNS Co. and Steel Partners II, L.P.

Pursuant to the Holding Company reorganization and in accordance with the Agreement and Plan of Merger dated as of December 14, 2004 by and among BNS Co., BNS Holding, Inc. and BNS Holdings Merger Sub, Inc., BNS Holding, Inc. hereby adopts and assumes, effective from and after the Effective Date as defined in said Agreement and Plan of Merger, all rights and obligations under the Confirmatory Agreement dated as of December 8, 2004, between BNS Co. and Steel Partners II, L.P. (the “Agreement”). Said Agreement shall no longer be an agreement of BNS Co.

Executed and delivered as of this 14th day of December, 2004.

BNS Co.

By:
Name:	Michael Warren
Title:	President

BNS Holding, Inc.

By:
Name:	Michael Warren
Title:	President